UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Rule 14a-12

REPLIGEN CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Repligen Corporation

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

(781) 250-0111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The Annual Meeting of Stockholders of Repligen Corporation, a Delaware corporation (“Repligen” or the “Company”) will be held on Friday, September 14, 2007, 10:00 a.m. local time, at the offices of Repligen, 41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts, 02453 for the following purposes:

1.	To elect a Board of Directors for the ensuing year; and

2.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Stockholders entitled to notice of and to vote at the Annual Meeting shall be determined as of the close of business on July 17, 2007, the record date fixed by the Board of Directors for such purpose.

By Order of the Board of Directors

Daniel W. Muehl, Secretary

Waltham, Massachusetts

July 27, 2007

IT IS IMPORTANT THAT ALL SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR THAT PURPOSE. YOU NEED TO VOTE IN ACCORDANCE WITH THE INSTRUCTIONS LISTED ON THE PROXY CARD. IF SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, YOU MAY BE ELIGIBLE TO VOTE ELECTRONICALLY OR BY TELEPHONE. PLEASE REFER TO THE ENCLOSED VOTING INSTRUCTION FORM FOR INSTRUCTIONS.

REPLIGEN CORPORATION

41 SEYON STREET

BUILDING #1, SUITE 100

WALTHAM, MA 02453

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 14, 2007

JULY 27, 2007

Proxies in the form included with this proxy statement are solicited by the Board of Directors (the “Board”) of Repligen Corporation, a Delaware corporation (“Repligen” or the “Company”), for use at the Annual Meeting of Stockholders of Repligen to be held, pursuant to the accompanying Notice of Annual Meeting, on Friday, September 14, 2007, 10:00 a.m. local time, or at any adjournments or postponements thereof (the “Annual Meeting” or the “Meeting”), at Repligen’s principal executive offices at 41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts 02453. Only stockholders of record as of July 17, 2007 (the “Record Date”) will be entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. As of the Record Date, 30,612,899 shares of Common Stock, $.01 par value (the “Common Stock”), of Repligen were issued and outstanding and entitled to vote.

Repligen’s Annual Report to Stockholders, containing financial statements for the fiscal year ended March 31, 2007, is being provided together with this proxy statement to all stockholders entitled to vote at the Meeting. It is anticipated that this proxy statement and the accompanying proxy will be first sent or given to stockholders on or about August 3, 2007.

The holders of Common Stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy. Stockholders may vote by proxy by completing, signing, dating and returning the accompanying proxy card or by voting by telephone or via the internet in accordance with the instructions listed on the proxy card. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the taking of the vote at the Annual Meeting. Proxies may be revoked by: (1) filing with the Secretary of Repligen, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (2) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Repligen or by telephone or internet, in accordance with the instructions listed on the proxy card, before the taking of the vote at the Annual Meeting; or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). For those stockholders who submit a proxy by telephone or the internet, the date on which the proxy is submitted in accordance with the instructions listed on the proxy card is the date of the proxy. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Repligen Corporation, 41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts 02453, Attention: Secretary, at or before the taking of the vote at the Annual Meeting.

Each of the persons named as attorneys in the proxies is a director, officer and/or employee of Repligen. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted as stated below under the heading “Voting Procedures.” Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board by writing that nominee’s number on the space provided on the proxy card, checking the box next to the name of such individual if voting by proxy via the internet or, if using the telephone to vote by proxy, by following the verbal instructions for entering the two digit number appearing on the proxy card immediately before the name of such individual. Where a choice has been specified on the proxy with respect to a matter, the shares represented by the proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated, as permitted by applicable regulations and by Repligen’s corporate documents.

The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

VOTING PROCEDURES

The representation, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker “non-votes,” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

Election of Directors. Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. The five nominees who receive the highest number of affirmative votes of the shares present or represented and voting on the election of directors at the Annual Meeting will be elected to the Board. Shares present or represented and not so marked as to withhold authority to vote for a particular nominee will be voted in favor of a particular nominee and will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting or represented by proxy where the stockholder properly withholds authority to vote for such nominee in accordance with the proxy instructions will not be counted toward such nominee’s achievement of plurality.

Other Matters. The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, the affirmative vote of the majority of shares present, in person or represented by proxy, and voting on that matter is required for approval. Shares voted to abstain are included in the number of shares present or represented and voting on each matter. Shares subject to broker “non-votes” are considered to be not entitled to vote for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

Sarah Carmody, Repligen’s Senior Corporate Communications Associate, will serve as the Inspector of Elections and will count all votes and ballots.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of shares of Repligen’s Common Stock as of July 17, 2007: (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Company; (iii) by each present or former executive officer of the Company named in the Summary Compensation Table set forth below under “Compensation and Other Information Concerning Directors and Officers” and (iv) by all directors, nominees for director and executive officers of Repligen as a group. The business address of each director and executive officer is Repligen Corporation, 41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts 02453.

Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
BVF Inc. (3)	2,040,120	6.69%
Ronald L. Chez (4)	1,567,221	5.14%
Xmark Opportunity Partners, LLC (5)	1,675,645	5.50%
Walter C. Herlihy (6)	806,668	2.60%
Paul Schimmel, Ph.D. (7)	784,106	2.55%
Alexander Rich, M.D. (8)	536,500	1.75%
James R. Rusche (9)	293,874	*
Daniel P. Witt (10)	202,668	*
Robert J. Hennessey (11)	124,000	*
Thomas F. Ryan, Jr. (12)	147,000	*
Daniel W. Muehl (13)	40,000	*
Karen Dawes (14)	48,000	*
All directors, nominees and executive officers as a group (9 persons) (15)	2,982,816	9.39%

*	Less than one percent
(1)	Beneficial ownership, as such term is used herein, is determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, and includes voting and/or investment power with respect to shares of Common Stock of Repligen. Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares. The shares shown include shares that such person has the right to acquire within 60 days of July 17, 2007.
(2)	Percentages of ownership are based upon [30,612,899] shares of Common Stock issued and outstanding as of July 17, 2007. Shares of Common Stock that may be acquired pursuant to options that are exercisable within 60 days of July 17, 2007 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for the percentage ownership of any other person.
(3)	Based solely on a Schedule 13G/A filed on February 12, 2007, pursuant to the operating agreement of BVF Investments, L.L.C. (“Investments”), BVF Partners L.P. (“Partners”) is authorized, among other things, to invest the funds of Ziff Asset Management, L.P., the majority member of Investments, in shares of the Common Stock and to vote and exercise dispositive power over those shares of the Common Stock. Partners and BVF Inc. share voting and dispositive power over shares of the Common Stock beneficially owned by Biotechnology Value Fund, L.P. (“BVF”), Biotechnology Value Fund II, L.P. (“BVF2”), Investments and those owned by Investments 10, L.L.C. (“ILL10”), on whose behalf Partners acts as an investment manager and, accordingly, Partners and BVF Inc. have beneficial ownership of all of the shares of the Common Stock owned by such parties. As of February 12, 2007, securities beneficially owned by BVF Inc. consisted of the following:

a)	496,975 shares of Common Stock owned by BVF,

b)	313,400 shares of Common Stock owned by BVF2,

c)	1,072,700 shares of Common Stock owned by Investments, and

d)	118,400 shares of Common Stock owned by ILL10.

The business address of BVF Inc. is 900 North Michigan Avenue, Suite 1100, Chicago, Illinois 60611.

(4)	Based solely on a Schedule 13D filed on February 7, 2007, Ronald L. Chez (Individual Retirement Accounts for the benefit of Ronald L. Chez) has sole voting power and sole dispositive power over 1,567,221 shares of Common Stock. The business address of Mr. Chez is 219 East Lake Shore Drive, Unit 7C/D, Chicago, Illinois 60611.
(5)	Based solely on a Schedule 13G/A filed on February 2, 2007, Xmark Opportunity Partners, LLC (“Opportunity Partners”) is the sole member of the investment manager of Xmark Opportunity Fund, L.P., a Delaware limited partnership (“Opportunity LP”), and Xmark Opportunity Fund, Ltd., a Cayman Islands exempted company (“Opportunity Ltd”), and, as such, possesses sole power to vote and direct the disposition of all securities of the Company held by Opportunity LP and Opportunity Ltd. Opportunity Partners is the investment manager of Xmark JV Investment Partners, LLC, a Delaware limited liability company (“JV Partners”), and, as such, possesses sole power to vote and direct the disposition of all securities of the Company held by JV Partners. David C. Cavalier and Mitchell D. Kaye, the Chief Operating Officer and Chief Executive Officer, respectively, of Xmark Capital Partners, LLC, the Managing Member of Opportunity Partners, share voting and investment power with respect to all securities beneficially owned by Opportunity Partners. As of December 31, 2006, securities beneficially owned by Opportunity Partners consisted of the following:

a)	357,590 shares held by Opportunity LP,

b)	633,918 shares held by Opportunity Ltd, and

c)	684,137 shares held by JV Partners.

The business address of Opportunity Partners is 301 Tresser Boulevard, Suite 1320, Stamford, Connecticut 06901.

(6)	Includes 408,277 shares issuable pursuant to stock options which are exercisable within 60 days of July 17, 2007.
(7)	Includes 19,000 shares held by a trust for the benefit of Dr. Schimmel’s sister, of which Dr. Schimmel is the trustee. Includes 100,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 17, 2007.
(8)	Includes 60,000 shares held by Dr. Rich’s spouse. Includes 100,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 17, 2007.
(9)	Includes 33,000 shares held in a Uniform Trusts for Minors account by Dr. Rusche for his children who share Dr. Rusche’s household, as to which he disclaims beneficial ownership. Includes 175,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 17, 2007.
(10)	Includes 113,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 17, 2007.
(11)	Includes 124,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 17, 2007.
(12)	Includes 84,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 17, 2007. Includes 1,000 shares held in a Uniform Gifts to Minors Account on behalf of his grandson, and 12,000 on behalf of his children. Mr. Ryan disclaims beneficial ownership as to the shares held on behalf of his grandson and his children.
(13)	Includes 30,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 17, 2007.
(14)	Includes 46,000 shares issuable pursuant to stock options which are exercisable within 60 days of July 17, 2007.
(15)	Includes 1,150,277 shares issuable pursuant to stock options which are exercisable within 60 days of July 17, 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

There are five nominees for director, all of whom are current directors of Repligen. Each candidate has been re-nominated by the Nominating and Corporate Governance Committee for election.

Nominee’s Name	Year Nominee First Became A Director	Position(s) with the Company
Karen Dawes	2005	Director
Robert J. Hennessey	1998	Director
Walter C. Herlihy, Ph.D.	1996	President, Chief Executive Officer and Director
Alexander Rich, M.D.	1981	Director, Chairman of the Board
Thomas F. Ryan, Jr.	2003	Director

The directors of the Company will be elected to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal.

Shares represented by all proxies received by the Board and not marked or voted so as to withhold authority to vote for any individual director or for any group of directors will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named above. Proxies may not be voted for a greater number of persons than the number of nominees named. The Board knows of no reason why any nominee should be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, proxies will be voted or withheld in accordance with the judgment of the persons named as attorneys in the proxies with respect to the directorship for which that nominee was unable or unwilling to serve.

Although there are only five nominees for director, Repligen’s Board may consist of up to six directors. As a result, there are fewer nominees for director positions than there are available positions with Repligen. Proxies cannot be voted for a greater number of persons than the five named nominees. Repligen continues to actively seek highly qualified candidates with relevant experience to serve as directors of Repligen and intends to increase the number of sitting directors to a maximum of six as soon a qualified candidate is identified.

The Board unanimously recommends a vote FOR each of the nominees for election as directors.

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Repligen’s executive officers are appointed on an annual basis by, and serve at the discretion of the Board. Each executive officer is a full-time employee of Repligen. The directors, nominees and executive officers of Repligen are as follows:

Name	Age	Positions
Walter C. Herlihy, Ph.D. (3)	55	President, Chief Executive Officer and Director
James R. Rusche, Ph.D.	53	Senior Vice President, Research and Development
Daniel P. Witt, Ph.D.	60	Vice President, Operations
Daniel W. Muehl	44	Chief Financial Officer
Karen A. Dawes (2)(4)	55	Director
Robert J. Hennessey (2)(4)(1)	65	Director
Alexander Rich, M.D. (4)	82	Director, Co-Chairman of the Board
Thomas F. Ryan, Jr. (2)(4)	66	Director
Paul Schimmel, Ph.D. (1)(3)(4)(5)	66	Director, Co-Chairman of the Board

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Executive Committee
(4)	Member of the Nominating and Corporate Governance Committee
(5)	Not standing for re-election

BIOGRAPHICAL INFORMATION

Walter C. Herlihy, Ph.D. joined Repligen in March 1996 as President, Chief Executive Officer and Director in connection with Repligen’s merger with Glycan Pharmaceuticals, Inc. From July 1993 to March 1996, Dr. Herlihy was the President and CEO of Glycan Pharmaceuticals, Inc. From October 1981 to June 1993, he held numerous research positions at Repligen, most recently as Senior Vice President, Research and Development. Dr. Herlihy holds an A.B. degree in chemistry from Cornell University and a Ph.D. in chemistry from MIT.

James R. Rusche, Ph.D. became Senior Vice President, Research and Development in December 2001. Dr. Rusche joined Repligen in March 1996 as Vice President, Research and Development in connection with Repligen’s merger with Glycan Pharmaceuticals, Inc. From July 1994 to March 1996, Dr. Rusche was Vice President, Research and Development of Glycan Pharmaceuticals, Inc. From February 1985 to June 1994, he held numerous research positions at Repligen, most recently as Vice President, Discovery Research. Dr. Rusche holds a B.S. degree in microbiology from the University of Wisconsin, LaCrosse and a Ph.D. in immunology from the University of Florida.

Daniel P. Witt, Ph.D. joined Repligen in March 1996 as Vice President, Business Development in connection with Repligen’s merger with Glycan Pharmaceuticals, Inc. From October 1993 to March 1996, Dr. Witt was Vice President, Business Development of Glycan Pharmaceuticals, Inc. From April 1983 to September 1993, he held numerous research positions at Repligen, most recently as Vice President, Technology Acquisition. Dr. Witt holds a B.A. degree in chemistry from Gettysberg College and a Ph.D. in biochemistry from the University of Vermont.

Daniel W. Muehl joined Repligen in January 2006 as Chief Financial Officer. Prior to joining Repligen, Mr. Muehl was Vice President of Finance & Administration and Chief Financial Officer at Physiometrix, Inc. since 1998. Previously, Mr. Muehl was Chief Operating Officer and Chief Financial Officer at Number Nine Visual Technology from 1995 to 1998 and served in various finance positions at Powersoft Corporation and Medical Care America from 1991 to 1995. Mr. Muehl is a Certified Public Accountant and served his public accountancy with Ernst & Young LLP and Laventhol and Horwath from 1985 to 1991.

Karen A. Dawes has served as director of Repligen since September 2005. She is currently Principal, Knowledgeable Decisions, LLC, a pharmaceutical consulting firm. She served from 1999 to 2003 as Senior Vice President and U.S. Business Group Head for Bayer Corporation’s U.S. Pharmaceuticals Group. Prior to joining Bayer, she was Senior Vice President, Global Strategic Marketing, at Wyeth, a pharmaceutical company (formerly known as American Home Products), where she held responsibility for worldwide strategic marketing. She also served as Vice President, Commercial Operations for Genetics Institute, Inc., which was acquired by Wyeth in January 1997, designing and implementing that company’s initial commercialization strategy to launch BeneFIX and Neumega. Ms. Dawes began her pharmaceuticals industry career at Pfizer, Inc. where, from 1984 to 1994, she held a number of positions in Marketing, serving most recently as Vice President, Marketing of the Pratt Division. At Pfizer, she directed launches of Glucotrol/Glucotrol XL, Zoloft, and Cardura. Ms. Dawes also serves as a director of PDL BioPharma, Inc.

Robert J. Hennessey has served as a director of Repligen since July 1998. From February to December 2005, Mr. Hennessey served as the interim President and Chief Executive Officer of PenWest Pharmaceuticals (now retired). Mr. Hennessey served as Chief Executive Officer and President of Oscient Pharmaceutical Corporation (f/k/a Genome Therapeutics Corporation), a biotechnology company from March 1993 until December 2000 and Chairman of the Board from May 1994 through May 2003 when he retired as Chairman of the Board. From 1990 to 1993 and since December 2000, Mr. Hennessey serves as the President of Hennessey & Associates Ltd., a strategic consulting firm to biotechnology and healthcare companies. Prior to 1990, Mr. Hennessey held a variety of management positions at Merck, SmithKline, Abbott and Sterling Drug. Mr. Hennessey is also a director of PenWest Pharmaceuticals and Oscient Pharmaceutical Corporation (f/k/a Genome Therapeutics Corporation).

Alexander Rich, M.D., Co-Founder and Chairman of the Board of Repligen, has been on the faculty of MIT since 1958 and is the Sedgwick Professor of Biophysics. Internationally recognized for his contributions to the molecular biology of nucleic acids, he has determined their three-dimensional structure and has investigated their activity in biological systems. He is widely known for his work in elucidating the three-dimensional structure of transfer RNA, which is a component of the protein synthesizing mechanism, and for his discovery of a novel, left-handed form of DNA. He is a member of the National Academy of Sciences, the American Philosophical Society, the Pontifical Academy of Sciences, Rome, and a foreign member of the French Academy of Sciences, Paris. Dr. Rich has been a Director of Repligen since May 1981. Dr. Rich is a director of Alkermes, Inc. and Profectus Biosciences, Inc.

Thomas F. Ryan Jr. has served as a Director of Repligen since September 2003. Mr. Ryan is currently a private investor. Mr. Ryan served as the President and Chief Operating Officer of the American Stock Exchange from October 1995 to April 1999. Prior to 1995, he held a variety of positions at the investment banking firm of Kidder, Peabody & Co., Inc., serving as the firm’s Chairman in 1995. He holds a bachelor’s degree from Boston College and is a graduate of the Boston Latin School. Mr. Ryan is a Director for the New York State Independent System Operator, a Director for Mellon Asset Management Mutual Funds Board and a Trustee for Boston College.

Paul Schimmel, Ph.D., Co-Founder and Co-Chairman of the Board of Repligen, has been on the faculty of the Skaggs Institute of Chemical Biology at Scripps Research Institute since 1997. He is well known for his work in biophysical chemistry and molecular biology. His field of specialty is the mechanism of action of proteins and the manner in which they act upon the nucleic acids in the cell. This work involves broad applications of recombinant DNA technology. He is a member of the National Academy of Sciences, received the 1978 ACS/Pfizer award for excellence in enzyme research, and is co-author of a widely read textbook on biophysical chemistry. He also previously served as the Chairman, Director of Biological Chemistry, American Chemical Society. Dr. Schimmel has been a Director of Repligen since May 1981. Dr. Schimmel is a director of Alkermes, Inc., Alnylam Pharmaceuticals, Avicena Group and Sirtris Pharmaceuticals, Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No family relationship exists among the officers and directors of Repligen. The Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all such transactions. The term “related party transactions” shall refer to transactions required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC. There were no related party transactions during fiscal year 2007.

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Members of the Board of Directors

The Board has determined that each of Ms. Dawes, Messrs. Hennessey and Ryan and Drs. Rich and Schimmel are independent within the meaning of the Company’s director independence standards and the director independence standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). Furthermore, the Board has determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board is independent within the meaning of the Company’s and Nasdaq’s director independence standards and that each member of the Audit Committee meets the heightened director independence standards for audit committee members of the Securities and Exchange Commission (“SEC”).

Executive Sessions

The Board intends to hold executive sessions of the independent Directors at least two times a year preceding or following regularly scheduled in-person meetings of the Board. Executive sessions do not include any employee Directors of the Company, and the Chairperson of the Board is responsible for chairing the executive sessions.

Policies Governing Director Nominations

Director Qualifications

The Nominating and Corporate Governance Committee is responsible for reviewing, from time to time, the appropriate qualities, skills and characteristics desired of Board members in the context of the current make-up of the Board and selecting or recommending to the Board, nominees for election as Directors. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all Directors:

•

Directors must be of high ethical character, have no conflict of interest and share the values of the Company as reflected in the Company’s Code of Business Conduct and Ethics (the “Code of Business Conduct”);

•	Directors must have reputations, both personal and professional, consistent with the image and reputation of the Company;

•	Directors must have the ability to exercise sound business judgment;

•	Directors must have substantial business or professional experience and be able to offer advice and guidance to the Company’s management based on that experience; and

•	A director must have (at minimum) a bachelor’s degree or equivalent degree from an accredited college or university.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating Director nominees, such as:

•	An understanding of and experience in biotechnology and pharmaceutical industries;

•	An understanding of and experience in accounting oversight and governance, finance and marketing; and

•	Leadership experience with public companies or other significant organizations.

These factors and others are considered useful by the Board, and are reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time.

Process for Identifying and Evaluating Director Nominees

The Board is responsible for selecting and nominating nominees for election as Directors but delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board or members of management will be requested to take part in the process as appropriate.

Generally, the Nominating and Corporate Governance Committee identifies candidates for Director nominees in consultation with management, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for Director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the Nominating and Corporate Governance Committee deems to be helpful in the evaluation process. The Nominating and Corporate Governance Committee meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as Director nominees for election to the Board. The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointment to the committees of the Board.

Procedures for Recommendation of Nominees by Stockholders

The Nominating and Corporate Governance Committee will consider Director candidates who are recommended by the stockholders of the Company. Stockholders, in submitting recommendations to the Nominating and Corporate Governance Committee for Director candidates, shall follow the following procedures:

The Nominating and Corporate Governance Committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date that the proxy statement was delivered to stockholders in connection with the preceding year’s annual meeting.

Such recommendation for nomination must be in writing and include the following

•	Name and address of the stockholder making the recommendation, as they appear on the Company’s books and records, and of such record holder’s beneficial owner;

•	Number of shares of capital stock of the Company that are owned beneficially and held of record by such stockholder and such beneficial owner;

•	Name and address of the individual recommended for consideration as a Director nominee (a “Director Nominee”);

•	The principal occupation of the Director Nominee;

•	The total number of shares of capital stock of the Company that will be voted for the Director Nominee by the stockholder making the recommendation;

•

All other information relating to recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (including the recommended candidate’s written consent to being named in the proxy statement as a nominee and to serving as a Director if approved by the Board and elected); and

•	A written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a Director.

Nominations must be sent to the attention of the Secretary of the Company by one of the two methods listed below:

•	By U.S. Mail (including courier or expedited delivery service):

Repligen Corporation

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

Attn: Secretary

•	By facsimile at (781) 250-0115.

Attn: Secretary

The Secretary of the Company will promptly forward any such nominations to the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee receives the nomination of a candidate, the candidate will be evaluated and a recommendation with respect to such candidate will be delivered to the Board. Nominations not made in accordance with the foregoing policy shall be disregarded by the Nominating and Corporate Governance Committee and votes cast for such nominees shall not be counted.

The Board provides to every stockholder the ability to communicate with the Board, as a whole, and with individual directors on the Board through an established process for stockholder communication (as that term is defined by the rules of the SEC) as follows:

For communications directed to the Board as a whole, stockholders may send such communication to the attention of the Chairman of the Board via one of the two methods listed below:

•	By U.S. Mail (including courier or expedited delivery service):

Repligen Corporation

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

Attn: Chairman of the Board of Directors

•	By facsimile at (781) 250-0115.

Attn: Chairman of the Board of Directors

For stockholder communications directed to an individual director in his or her capacity as a member of the Board, stockholders may send such communications to the attention of the individual Director via one of the two methods listed below:

•	By U.S. Mail (including courier or expedited delivery service):

Repligen Corporation

41 Seyon Street

Building #1, Suite 100

Waltham, MA 02453

Attn: [Name of Individual Director]

•	By facsimile at (781) 250-0115.

Attn: [Name of Individual Director]

The Company will forward any such stockholder communication to the Chairman of the Board, as a representative of the Board, and/or to the Director to whom the communication is addressed on a periodic basis. The Company will forward such communication by certified U.S. Mail to an address specified by each Director and the Chairman of the Board for such purposes or by secure electronic transmission.

Policy Governing Director Attendance at Annual Meetings of Stockholders

The Board’s policy is that all Directors and all nominees for election as Directors are encouraged to attend the Company’s Annual Meeting of Stockholders in person if their schedule permits. One member of the Board attended the last Annual Meeting of Stockholders.

Code of Business Conduct and Ethics

Repligen has adopted the Code of Business Conduct as its “code of ethics” as defined by regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act (and in accordance with the Nasdaq requirements for a “code of conduct”), which applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct is available at the “Investors-Corporate Governance” section of the Company’s website at http://www.repligen.com. A copy of the Code of Business Conduct may also be obtained free of charge, from the Company upon a request directed to Repligen Corporation, 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453, Attention: Investor Relations. The Company will promptly disclose any substantive changes in or waivers, along with reasons for the waivers, of the Code of Business Conduct granted to its executive officers, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and its directors by posting such information on its website at http://www.repligen.com under “Investors-Corporate Governance.”

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of the Company met five times during the fiscal year ended March 31, 2007. During the fiscal year ended March 31, 2007, no director attended fewer than 100% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which such director served. The Board has a standing Audit Committee, Compensation Committee, Executive Committee and Nominating and Corporate Governance Committee. Each committee has a charter that has been approved by the Board. Each committee reviews the appropriateness of its charter periodically, as conditions dictate, but at least annually.

Audit Committee

The Audit Committee was established in accordance with section 3(a) (58)(A) of the Exchange Act and currently consists of Messrs. Hennessey and Ryan and Ms. Dawes. The Audit Committee is responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company and exercising the responsibilities and duties set forth below, including but not limited to: (a) appointing, compensating and retaining the Company’s independent registered public accounting firm, (b) overseeing the work performed by any independent registered public accounting firm, including conduct of the annual audit and engagement for any other services, (c) assisting the Board in fulfilling its responsibilities by reviewing: (i) the financial reports provided by the Company to the SEC, the Company’s stockholders or to the general public, and (ii) the Company’s internal financial and accounting controls, (d) recommending, establishing and monitoring procedures designed to improve the quality and reliability of the disclosure of the Company’s financial condition and results of operations, (e) establishing procedures designed to facilitate (i) the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and (ii) the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters, (f) engaging advisors as necessary, and (g) serving as the Qualified Legal Compliance Committee (the “QLCC”) in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the SEC thereunder. The Audit Committee met four times during the fiscal year ended March 31, 2007. Mr. Ryan currently serves as Chairperson of the Audit Committee. The Board has determined that Mr. Ryan qualifies as an “audit committee financial expert” under the rules of the SEC. The Board has determined that each member of the Audit Committee is independent within the meaning of the Company’s and Nasdaq’s director independence standards and the SEC’s heightened director independence standards for audit committee members as determined under the Exchange Act.

The Audit Committee operates under a written charter adopted by the Board, a current copy of which is available on the Company’s website at http://www.repligen.com under “Investors-Corporate Governance.”

Compensation Committee

The Compensation Committee, of which Dr. Schimmel and Mr. Hennessey are currently members, is responsible (among other duties and responsibilities) for (a) discharging the Board’s responsibilities relating to the compensation of the Company’s executive officers, (b) administering the Company’s incentive compensation and stock plans, and (c) review and discuss with management the Compensation Discussion and Analysis for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations. The Committee is responsible for reviewing and making recommendations to management on company-wide compensation programs and practices, for taking final action with respect to the individual salary, bonus and equity arrangements of the Company’s Chief Executive Officer and other senior officers, and for recommending, subject to approval by the full Board, new equity-based plans and any material amendments thereto (including increases in the number of shares of Common Stock available for grant as options or otherwise thereunder) for which stockholder approval is required or desirable. The Compensation Committee met one time during the fiscal year ended March 31, 2007. Dr. Schimmel serves as the Chairperson of the Compensation Committee. The Board has determined that each member of the Compensation Committee is independent within the meaning of the Company, SEC and Nasdaq’s director independence standards.

The Compensation Committee operates under a written charter adopted by the Board, which is available on the Company’s website at http://www.repligen.com under “Investors-Corporate Governance.”

Executive Committee

The Executive Committee of the Board, of which Drs. Schimmel and Herlihy are currently members, may exercise the authority of the Board, subject to the provisions of the Executive Committee charter, in the management of the business and affairs of the Company when the Board is not in session. The Executive Committee did not meet during the fiscal year ended March 31, 2007. Dr. Schimmel serves as the Chairperson of the Executive Committee.

The Executive Committee operates under a written charter adopted by the Board, which is available on the Company’s website at http://www.repligen.com under “Investors-Corporate Governance.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board consists of each of the Company’s independent Directors, currently Ms. Dawes, Messrs. Hennessey and Ryan, and Drs. Schimmel and Rich. The Nominating and Corporate Governance Committee did not meet during the fiscal year ended March 31, 2007. The Committee is responsible for: (a) identifying individuals qualified to become members of the Board, and selecting or recommending that the Board select the director nominees for election, (b) reviewing the Code of Business Conduct, (c) monitoring compliance with and periodically reviewing the Code of Business Conduct and (d) reviewing and approving all related party transactions. The Nominating and Corporate Governance Committee may consider nominees for election as Directors recommended by stockholders as described above.

Mr. Hennessey serves as the Chairperson of the Nominating and Corporate Governance Committee. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the Company, the SEC and Nasdaq’s director independence standards.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board, which is available on the Company’s website at http://www.repligen.com under “Investors-Corporate Governance.”

REPORT OF THE AUDIT COMMITTEE

The Audit Committee for the last fiscal year consisted of Mr. Ryan, Chairperson, Mr. Hennessey and Ms. Dawes. The Audit Committee has the responsibility and authority described in the Repligen Audit Committee Charter, which has been approved by the Board. The Board has determined that the members of the Audit Committee meet the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, and the applicable rules of the National Association of Securities Dealers, Inc. and that Mr. Ryan qualifies as an “audit committee financial expert” under the rules of the SEC. The Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed the Company’s quarterly financial statements for the first three fiscal quarters during the fiscal year ended March 31, 2007 and discussed them with both the management of the Company and

Ernst & Young LLP prior to including such interim financial statements in the Company’s quarterly reports on Form 10-Q. In connection with the Company’s annual report on Form 10-K for the year ended March 31, 2007 and the quarterly reports on Form 10-Q for its first, second and third fiscal quarters of the fiscal year ended March 31, 2007, the Audit Committee discussed the results of the Company’s certification process relating to the certification of financial statements under Sections 302 and 906 of the Sarbanes-Oxley Act.

The Audit Committee reviewed with Ernst & Young LLP, the Company’s independent registered public accounting firm which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, other standards of the Public Company Accounting Oversight Board (United States), rules of the SEC and other applicable regulations. In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, as modified or supplemented, has discussed with Ernst & Young LLP their independence from management and the Company, and has considered the compatibility with Ernst & Young LLP’s independence as auditors of the non-audit services performed for the Company by Ernst & Young LLP.

The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and Ernst & Young LLP’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for their audit. The Audit Committee met with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

The Audit Committee has also evaluated the performance of Ernst & Young LLP, including, among other things, the amount of fees paid to Ernst & Young LLP for audit and non-audit services during the fiscal year ended March 31, 2007. Information about Ernst & Young LLP’s fees for the fiscal year ended March 31, 2007 is discussed below in this Proxy Statement under “Independent Registered Public Accounting Firm.” Based on its evaluation, the Audit Committee has selected Ernst & Young LLP to serve as the Company’s auditors for the fiscal year ending March 31, 2008.

The Audit Committee met four times during the fiscal year ended March 31, 2007. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended March 31, 2007 filed with the SEC, and the Board approved such inclusion.

Respectfully submitted by the Audit Committee,

Thomas F. Ryan, Jr., Chairman

Robert Hennessey

Karen Dawes

The report of the Audit Committee shall not be deemed to be “soliciting material,” shall not be deemed filed with the SEC, shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that Repligen specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

Report of the Compensation Committee of the Board of Directors

The compensation committee of the board of directors, which is comprised solely of independent directors within the meaning of applicable rules of NASDAQ, outside directors within the meaning of Section 162 of the Internal Revenue Code and non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, is responsible for developing executive compensation policies and advising the board of directors with respect to such policies and administering the company’s cash incentive and stock option plans. The compensation committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the compensation committee may retain the services of a compensation consultant and consider recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the compensation committee and recommended to the full board for ratification. Paul Schimmel and Robert Hennessey are the current members of the compensation committee.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Company’s compensation philosophy is based on a desire to motivate its executive officers to enhance stockholder value, to provide a fair reward for this effort and to stimulate its executive officers’ professional and personal growth. The Company believes that the compensation of its executive officers should align the executive officers’ interests with those of the stockholders and focus executive officer behavior on the achievement of both near-term corporate goals, as well as long-term business objectives and strategies.

It is the responsibility of the Compensation Committee of the Board to administer the Company’s compensation programs to ensure that it is competitive with other biopharmaceutical and biotechnology companies and include incentives that are designed to appropriately drive the Company’s continued development. The Compensation Committee reviews and approves all components of the Company’s executive officer compensation, including executive officer salaries, annual cash incentive compensation and equity incentive compensation and recommends, subject to approval by the full Board, new equity-based plans and any material amendments thereto (including increases in the number of shares of Common Stock available for grant as options or otherwise thereunder) for which stockholder approval is required or desirable.

The Company’s executive officer compensation consists of three key components: base salary, annual cash incentive compensation and equity incentive compensation. Each of these components is intended to complement the other, and taken together, to satisfy the Company’s compensation objectives. In general, the Compensation Committee has set total executive officer compensation at levels that are within the 50th to 60th percentile of biotechnology companies based upon Radford Biotechnology Survey, an independent industry survey. For fiscal year 2007, the Company reviewed market compensation data from the Radford Biotechnology Survey for biopharmaceutical and biotechnology companies from 1 to 49 and 50 to 149 employees.

Objectives of the Compensation Programs

The Company’s compensation programs for its executive officers are designed to achieve the following objectives:

•

salaries that are competitive with other biopharmaceutical and biotechnology companies with which the Company competes for talent, determined by comparing the Company’s pay practices with these companies

•	annual cash incentive compensation that motivates the executive officers to manage the business to meet the Company’s short- and long-term objectives; and

•

equity incentive compensation to ensure that its executive officers are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners and not just as employees thereby aligning the executive officers’ interests with those of stockholders.

Executive Compensation

Base Salary. Each executive officer (except the Chief Executive Officer whose performance is reviewed by the Compensation Committee) has an annual performance review with the Chief Executive Officer, who makes recommendations on salary increases, promotions and equity grants to the Compensation Committee. The recommended salary increases are based on the executive officer’s qualifications, performance, experience, responsibilities and the average salary increases expected in the biopharmaceutical and biotechnology industries based on information contained in the Radford Biotechnology Survey. For fiscal year 2007, the Company increased base salaries for Drs. Herlihy, Rusche and Witt by 3.1%, 3.2%, and 3.2%, respectively. Mr. Muehl’s base salary did not increase in fiscal year 2007, since he joined the Company in 2006. The Company believes that the base salaries paid to the executive officers during fiscal year 2007 achieved its compensation objectives and compared favorably to its peer group.

Annual Cash Incentive Compensation. The Company’s executive officers are eligible to receive annual cash incentive compensation under the Executive Incentive Compensation Plan primarily based on their performance as measured against performance goals set forth below. The annual cash incentive compensation earned by each executive officer is determined by the Compensation Committee after the end of each fiscal year and calculated as a percentage of an executive officer’s base salary.

The Company establishes the target amount of its annual cash incentive compensation at a level that represents a meaningful portion of the executive officers’ current paid out cash compensation, and sets additional threshold and maximum performance levels above and below these target levels. In establishing these levels, in addition to considering the incentives that the Company wants to provide to the executive officers, it also considers the annual cash incentive compensation levels for comparable positions at similarly situated companies based on information contained in the Radford Biotechnology Survey and its own historical practices.

The following are the overall Company Objectives for the Performance Period (April 1, 2007 through March 31, 2007):

1.	Financial performance against budget

2.	Achieve key development program milestones

3.	Protect and develop intellectual property assets

4.	Enhance organizational development

Plan Protocol

The Compensation Committee will administer the Plan.

1.	The President & CEO, with assistance from senior management, proposes annual corporate goals subject to review and approval by the Compensation Committee.

2.	The President & CEO proposes performance measures, weightings and performance levels for the Plan in achieving these annual corporate goals which are subject to review and approval by the Compensation Committee. Specific bonus award recommendations for all Participants (except the President & CEO) are submitted to the Compensation Committee for review and approval.

3.	Individual goals that support corporate goals and provide for individual development are proposed by the President & CEO and subject to review and approval by the Compensation Committee for each Participant.

4.	The Compensation Committee will determine the size of the overall bonus pool based on the Company performance against the above objectives and the target bonus figures.

Plan Payout

The Compensation Committee will be responsible for evaluating actual performance against the performance goals and determine the actual bonus award earned. The President & CEO shall submit a documented evaluation of the performance of each of the other Participants to assist the Compensation Committee in their review. The President & CEO may submit proposed bonus awards to the Compensation Committee for its consideration. The Compensation Committee will make all final determinations regarding performance evaluations of Participants and actual bonus awards.

The Company must attain a minimum of 60% of goals for any payment to be made. Should the Company achieve less than 60% of goals, the Compensation Committee may elect to pay the individual portion of the incentive award for exceptional personal achievement. Based on the proportion of corporate vs. individual goals defined for each organizational level and position and the target incentive percentage, a final incentive payout is determined for each Participant.

For fiscal 2007, the Company established a target annual cash incentive award for each of the executive officers of between 25% and 37% of base salary, depending on the executive officer’s role, experience and objectives to be achieved as follows:

Individual Annual Cash Incentive Targets

	Payout of Cash Incentive Award as % of Salary for % Target Achieved
	100%	90%	80%	70%	60%
Chief Executive Officer	37%	32%	26%	20%	14%
Vice Presidents	25%	22%	18%	14%	10%

Weighting of Corporate vs. Individual Objectives

	Portion Tied to Corporate Results	Portion Tied to Individual Results
Chief Executive Officer	100%	0%
Vice Presidents	60%	40%

Equity Incentive Compensation. Equity grants, generally in the form of stock options that vest over a four-year period, are awarded on a periodic, but not necessarily annual, basis. The Company has historically granted equity compensation in the form of stock options primarily because stock options are an effective tool for motivating executives in the long-term. The equity incentive compensation is granted to the executive officers based on the same performance criteria set forth below and is intended both to retain and reward the executive officers and to further align the executive officers’ financial interest with long-term shareholder value.

In fiscal year 2007, in addition to the performance criteria set forth below, the Compensation Committee considered a number of factors in determining what, if any, equity incentive compensation to grant to the executive officers, including:

•	the number of shares subject to, and exercise price of, outstanding options, both vested and unvested, held by the executive officers;

•	the number of restricted shares held by the executive officers;

•	the vesting schedule of the unvested stock options or restricted stock held by the executive officers; and

•	the amount and percentage of the total equity on a diluted basis held by the executive officers.

Based on the above factors, the Company determined not to make any new stock options grants to the executive officers in fiscal year 2007, and rather to put more emphasis on cash compensation with the Company’s Executive Incentive Compensation Plan.

Performance Criteria

Since Repligen is still in the process of developing its proprietary products and because of the highly volatile nature of biopharmaceutical and biotechnology stock in general, it is not appropriate to use the traditional performance standards, such as profit levels and stock performance, to measure the success of Repligen and an individual’s contribution to that success.

Accordingly, the incentive compensation of executive officers (including the Chief Executive Officer) is based, for the most part, on the achievement of certain goals by Repligen, as a whole, and the individual (and his or her business unit) concerned. The Compensation Committee therefore examines three specific areas in formulating the compensation packages of its the executive officers. Criteria and specific goals within each category are as follows:

Company Performance:

•	The extent to which key research, clinical, product manufacturing, product sales and financial objectives of Repligen have been met during the preceding fiscal year;

•	The development, acquisition and licensing of key technology; and

•	The achievement by Repligen of certain milestones, whether specified in agreements with third-party collaborators or determined internally.

Executive Performance:

•	An executive officer’s involvement in and responsibility for the development and implementation of strategic planning and the attainment of strategic objectives of Repligen;

•	The participation by an executive officer in the relationship between Repligen and the investment community;

•	The involvement of an executive officer in personnel recruitment, retention and morale; and

•	The responsibility of the executive officer in working within budgets, controlling costs and other aspects of expense management.

Other Factors:

•

The necessity of being competitive with companies in the biopharmaceutical and biotechnology industries, taking into account relative company size, stage of development, performance and geographic location, as well as individual responsibilities and performance.

Achievement of objectives and cash incentive determination:

The portion of cash incentive tied to corporate results is determined based on evaluation of the percentage completion of the established corporate objectives determined at the beginning of the fiscal year. The objectives are designed to be difficult to achieve 100% completion. These objectives include financial performance objectives (30% of total), product development objectives (30% of total), intellectual property objectives (20% of total) and business & organizational development objectives (20% of total). The Chief Executive Officer determined and the compensation committee agreed that the percentage completion of the objectives for financial performance, product development, intellectual property and business & organizational development was 82.2%, 74.9%, 80% and 70.5% respectively, for an aggregate completion percentage for corporate objectives of 77.2%. The corporate portion of cash incentive for all officers was paid calculated at this level of achievement.

Dr. Herlihy’s cash incentive of $82,551 was calculated by the corporate results achievement percentage of 77.2%.

Dr. Rusche’s cash incentive of $38,372 was calculated by an individual results achievement of 78.1% and corporate results of 77.2%

Dr. Witt’s cash incentive of $30,509 was calculated by an individual results achievement of 72.9% and corporate results of 77.2%

Mr. Muehl’s cash incentive of $33,440 was calculated by an individual results achievement of 77.3% and corporate results of 77.2%

Other Compensation

All full-time employees, including the executive officers, may participate in the health and welfare benefit programs, including medical, dental and vision care coverage, disability and life insurance and the Company’s 401(k) plan.

Executive Employment Agreements

Dr. Herlihy. On March 14, 1996, Repligen entered into a letter of agreement with Drs. Herlihy, Rusche and Witt in connection with Repligen’s acquisition and merger with Glycan Pharmaceuticals, Inc. (the “Herlihy Agreement,” the “Rusche Agreement,” and the “Witt Agreement,” respectively). Under the terms of the Herlihy Agreement, Dr. Herlihy is entitled to a minimum salary of $160,000 per annum, subject to periodic increases at the discretion of the Board. Additionally, Dr. Herlihy is eligible for participation in all of Repligen’s welfare, profit sharing, retirement and savings plans on the same basis as other employees of Repligen. Dr. Herlihy received a stock option to purchase 100,000 shares of the Common Stock at $1.25 per share, vesting at 20% per annum over five years pursuant to the Herlihy Agreement. Dr. Herlihy’s employment may be terminated, with or without cause, by either party upon 30 days prior written notice. In such event, Dr. Herlihy would be entitled to continue receiving his salary for a period of eight months or until he finds other employment, whichever occurs first. In addition, 50% of any unvested options owned by Dr. Herlihy vest immediately upon notice of termination of employment or a change in control of Repligen.

Mr. Muehl. On January 4, 2006, Repligen entered into an offer letter (“Offer Letter”) for employment with Mr. Muehl. Mr. Muehl’s arrangement with Repligen provides for employment “at will” with an initial base salary of $200,000 per year and participation in Repligen’s Executive Incentive Compensation Plan with a target bonus of 25% of base salary. Mr. Muehl was granted a stock option exercisable for 120,000 shares of Repligen’s Common Stock at $4.17 per share, vesting 25% per annum pursuant to the Offer Letter. On January 19, 2006, Mr. Muehl was granted 10,000 shares of restricted Repligen common stock which vest one year from the date of grant. Mr. Muehl is eligible for participation in any and all benefit programs that Repligen makes available to its employees, including health, dental and life insurance to the extent that he meets applicable eligibility requirements. Mr. Muehl is entitled to four weeks paid vacation yearly.

Dr. Rusche. Under the terms of the Rusche Agreement, Dr. Rusche is entitled to a minimum salary of $115,000 per annum, subject to periodic increases at the discretion of the Board. Additionally, Dr. Rusche is eligible for participation in all of Repligen’s welfare, profit sharing, retirement and savings plans on the same basis as other employees of Repligen. Dr. Rusche received a stock option to purchase 60,000 shares of the Common Stock at $1.25 per share, vesting at 20% per annum over five years pursuant to the Rusche Agreement. Dr. Rusche’s employment may be terminated, with or without cause, by either party upon 30 days prior written notice. In such event, Dr. Rusche would be entitled to continue receiving his salary for a period of six months or until he finds other employment, whichever occurs first. In addition, 50% of any unvested options owned by Dr. Rusche vest immediately upon notice of termination of employment or a change in control of Repligen.

Dr. Witt. Under the terms of the Witt Agreement, Dr. Witt is entitled to a minimum salary of $115,000 per annum, subject to periodic increases at the discretion of the Board. Additionally, Dr. Witt is eligible for participation in all of Repligen’s welfare, profit sharing, retirement and savings plans on the same basis as other employees of Repligen. Dr. Witt received a stock option to purchase 60,000 shares of the Common Stock at $1.25 per share, vesting at 20% per annum over five years pursuant to the Witt Agreement. Dr. Witt’s employment may be terminated, with or without cause, by either party upon 30 days prior written notice. In such event, Dr. Witt would be entitled to continue receiving his salary for a period of six months or until he finds other employment, whichever occurs first. In addition, 50% of any unvested options owned by Dr. Witt vest immediately upon notice of termination of employment or a change in control of Repligen.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Compensation Earned

The following table summarizes the compensation earned during the fiscal year ended March 31, 2007 by the Company’s principal executive officer, principal financial officer and other most highly compensated executive officers who were serving as executive officers as of March 31, 2007 and whose total compensation exceeded $100,000. These individuals are referred to as named executive officers.

Summary Compensation Table — 2007

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compen- sation ($)(2)	Total ($)
Walter C. Herlihy, Ph.D. President and Chief Executive Officer	2007	$334,000	—	$122,602	$82,551	$1,200	$540,353

Daniel W. Muehl Chief Financial Officer	2007	$200,000	$33,176	$101,347	$33,440	$1,200	$369,163

James R. Rusche, Ph.D. Senior Vice President, Research and Development	2007	$227,000	—	$54,780	$38,272	$1,200	$321,252

Daniel P. Witt, Ph.D. Vice President, Operations	2007	$192,000	—	$45,318	$30,509	$1,200	$269,027

(1)	Based on the dollar amount recognized for financial statement reporting purposes with respect to the year ended March 31, 2007 in accordance with SFAS 123R, disregarding the estimate of forfeitures and, accordingly, includes amounts from options granted prior to 2007. The assumptions we used for calculating the grant date fair values are set forth in note 2 to the Company’s consolidated financial statements included in the Company’s annual report on Form 10-K for the year ended March 31, 2007.
(2)	Represents the match, paid by Repligen on behalf of such individual into the Repligen Corporation 401(k) Savings Plan, of 50% of the first 5% for the year ended March 31, 2007, of salary and bonus contributed by such individual subject to a maximum of $1,200 in the year ended March 31, 2007.

Discussion of Summary Compensation Table

The Company’s executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table was paid or awarded, are described above under “Compensation Discussion and Analysis.”

Outstanding Equity Awards

This following table sets forth certain information regarding the stock option grants and stock awards to the named executive officers at March 31, 2007.

Outstanding Equity Awards at Fiscal Year-End — 2007

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Market Value of Shares or Units of Stock That Have Not Vested ($)
Walter Herlihy	400,000	[1]	0	$1.41	4/29/2008	—
	50,000	[2]	0	$8.56	4/7/2010	—
	50,000	[3]	0	$2.66	4/3/2011	—
	40,000	[4]	10,000	$3.24	4/11/2012	—
	39,000	[5]	26,000	$5.51	4/23/2013	—
	20,000	[6]	30,000	$3.05	4/30/2014	$3,300
	10,000	[7]	40,000	$1.83	5/13/2015	$53,200

Daniel Muehl	30,000	[8]	90,000	$4.17	2/27/2016	—

James Rusche	30,000	[9]	—	$1.41	4/29/2008	—
	25,000	[10]	—	$2.75	4/7/2009	—
	25,000	[11]	—	$8.56	4/7/2010	—
	25,000	[12]	—	$2.66	4/3/2011	—
	20,000	[13]	5,000	$3.24	4/11/2012	—
	15,000	[14]	10,000	$5.51	4/23/2013	—
	10,000	[15]	15,000	$3.05	4/30/2014	$1,650
	5,000	[16]	20,000	$1.83	5/13/2015	$26,600

Dan Witt	10,000	[17]	—	$1.41	4/29/2008	—
	25,000	[18]	—	$2.75	4/7/2009	—
	20,000	[19]	—	$2.66	4/3/2011	—
	16,000	[20]	4,000	$3.24	4/11/2012	—
	12,000	[21]	8,000	$5.51	4/23/2013	—
	8,000	[22]	12,000	$3.05	4/30/2014	$1,320
	5,000	[23]	20,000	$1.83	5/13/2015	$26,600

(1)	100,000 shares exercisable on each of 4/29/1999, 4/29/2000, 4/29/2001, 4/29/2002
(2)	10,000 shares exercisable on each of 4/7/2001, 4/7/2002, 4/7/2003, 4/7/2004, 4/7/2005
(3)	10,000 shares exercisable on each of 4/3/2002, 4/3/2003, 4/3/2004, 4/3/2005, 4/3/2006
(4)	10,000 shares exercisable on each of 4/12/2003, 4/12/2004, 4/12/2005, 4/12/2006, 4/12/2007
(5)	13,000 shares exercisable on each of 4/23/2004, 4/23/2005, 4/23/2006, 4/23/2007. 4/23/2008
(6)	10,000 shares exercisable on each of 4/30/2005, 4/30/2006, 4/30/2007, 4/30/2008, 4/30/2009
(7)	10,000 shares exercisable on each of 5/13/2006, 5/13/2007, 5/13/2008, 5/13/2009, 5/13/2010
(8)	7,500 shares exercisable on each of 4/29/1999, 4/29/2000, 4/29/2001, 4/29/2002
(9)	5,000 shares exercisable on each of 4/7/2000, 4/7/2001, 4/7/2002, 4/7/2003, 4/7/2004
(10)	5,000 shares exercisable on each of 4/7/2001, 4/7/2002, 4/7/2003, 4/7/2004, 4/7/2005
(11)	5,000 shares exercisable on each of 4/4/2002, 4/4/2003, 4/4/2004, 4/4/2005, 4/4/2006
(12)	5,000 shares exercisable on each of 4/11/2003, 4/11/2004, 4/11/2005, 4/11/2006, 4/11/2007
(13)	5,000 shares exercisable on each of 4/23/2004, 4/23/2005, 4/23/2006, 4/23/2007, 4/23/2008
(14)	5,000 shares exercisable on each of 4/30/2005, 4/30/2006, 4/30/2007, 4/30/2008, 4/30/2009
(15)	5,000 shares exercisable on each of 5/13/2006, 5/13/2007, 5/13/2008, 5/13/2009, 5/13/2010
(16)	2,500 shares exercisable on each 4/29/1999, 4/29/2000, 4/29/2001, 4/29/2002
(17)	5,000 shares exercisable on each of 4/7/2000, 4/7/2001, 4/7/2002, 4/7/2003, 4/7/2004
(18)	4,000 shares exercisable on each of 4/4/2002, 4/4/2003, 4/4/2004, 4/4/2005, 4/4/2006

(19)	4,000 shares exercisable on each of 4/11/2003, 4/11/2004, 4/11/2005, 4/11/2006, 4/11/2007
(20)	4,000 shares exercisable on each of 4/23/2004, 4/23/2005, 4/23/2006, 4/23/2007, 4/23/2008
(21)	4,000 shares exercisable on each of 4/30/2005, 4/30/2006, 4/30/2007, 4/30/2008, 4/30/2009
(22)	5,000 shares exercisable on each of 5/13/2006, 5/13/2007, 5/13/2008, 5/13/2009, 5/13/2010
(23)	30,000 shares exercisable on each of 2/27/2007, 2/27/2008, 2/27/2009, 2/27/2010

Option Exercises and Stock Vested

The following table sets forth certain information regarding the number of shares of restricted stock issued under the Amended and Restated 2001 Repligen Corporation Stock Plan, or 2001 Stock Plan, that vested in the year ended March 31, 2007 and the corresponding amounts realized by the named executive officers and the number of stock options exercised under the 2001 Stock Plan in the year ended March 31, 2007 and the corresponding amounts realized by the named executive officers.

Option Exercises and Stock Vested — 2007

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Walter Herlihy	50,000	$85,000	—	—
Daniel Muehl	—	—	10,000	$29,700
James Rusche	20,000	$34,200	—	—
Daniel Witt	20,000	$32,000	—	—

Director Compensation

The following table sets forth a summary of the compensation the Company paid to its non-employee directors in the year ended March 31, 2007.

Director Compensation Table — 2007

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Paul Schimmel	$49,200	$37,837	$87,037
Robert J. Hennessey	$32,500	$37,837	$70,337
Karen Dawes	$31,500	$66,271	$97,771
Alex Rich	$43,200	$37,837	$81,037
Thomas Ryan	$37,500	$44,990	$82,490

Compensation of Directors

Drs. Schimmel and Rich, the Co-Chairmen of the Board, are compensated pursuant to consulting agreements described below and receive no separate compensation for attendance at meetings or otherwise as directors.

Under the terms of the Plan as currently in effect, each non-employee director, from September 10, 2003 through September 15, 2005, was granted an option to purchase 15,000 shares of Common Stock and beginning September 15, 2006, 20,000 shares of Common Stock, at an option price equal to the fair market value of the Common Stock on the date of grant, determined in accordance with the terms of the Plan (the “Annual Board Options”). These options vest in full on the first anniversary of the date of the grant, provided such person is still a director on such anniversary. Additionally, each newly-elected, non-employee director who joins the Board is entitled to receive an option to purchase 24,000 shares of Common Stock on the date he or she joins the Board (an “Initial Board Option” and together with the Annual Board Options, the “Board Options”). These Initial Board Options vest equally over a three-year period from the date of grant. Board Options have a term of ten years, subject to early termination in the event of death, removal or resignation from the Board. No director would be entitled to receive Board Options covering more than an aggregate of 150,000 shares of Common Stock, excluding expired unexercised options.

Each non-employee director (other than Drs. Rich and Schimmel) receives $5,000 per quarter and $1,500 plus expenses for each board meeting they attend. In addition, the Chairman of the Audit Committee receives $2,500 per quarter plus expenses for each meeting attended and each other Audit Committee member and Compensation Committee member receive $1,000 plus expenses for each meeting in which they participate.

Repligen paid Drs. Schimmel and Rich $49,200 and $43,200, respectively, during the fiscal year ended March 31, 2007 pursuant to consulting agreements, which have similar terms. These agreements are automatically extended for successive one-year terms unless terminated by either party at least 90 days prior to the next anniversary date. During the term of each of the consulting agreements, and for a period of up to one year thereafter, if Repligen pays the director a lump sum (equal to 90% of the consulting fees paid for the preceding 12 months), such director will not have a business relationship with companies engaged in a business substantially similar to Repligen or with companies that compete with Repligen, except under limited circumstances. Dr. Schimmel’s agreement continues until September 30, 2007 and will not be renewed as Dr. Schimmel is retiring from the Board. Dr. Rich’s agreement continues until October 31, 2007 and Dr. Rich has advised Repligen that he has no present intention of terminating his agreement.

Pension Benefits

The Company has no defined benefits plans or other supplemental retirement plans for the named executive officers.

Nonqualified Deferred Compensation

The Company has no nonqualified defined contribution plans or other nonqualified deferred compensation plans for the named executive officers.

Potential Payments upon Termination or Change-in-Control

	Payments and Benefits
	Salary Continuation ($)	Value of Stock Options Vesting due to Termination or Change-in-Control(1) ($)	Total ($)
Walter Herlihy	222,667	28,250	250,917
James Rusche	113,500	14,125	127,625
Daniel P. Witt	96,000	13,960	109,960

(1)	Based on the intrinsic value of the stock options on March 31, 2007.

Employment Agreements

The employment agreements with Drs. Herlihy, Rusche and Witt provide certain benefits upon the termination of employment, with or without cause, or change-in-control of the Company. Upon termination of employment, with or without cause, or upon a change-in-control of the Company, 50% of the unvested stock options held by such executive officers shall vest immediately. Upon termination of employment, with or without cause, Drs. Herlihy, Rusche and Witt will be entitled to receive severance renumeration of base salary at the rate then in effect, payable monthly in arrears, until such executive officer becomes employed, but for no longer than eight months for Dr. Herlihy and six months for each of Drs. Rusche and Witt.

Mr. Muehl’s offer letter does not provide for benefits upon termination, with or without cause, or change of control.

Stock Options

Stock options granted and currently held by a named executive officer, which have been granted under the 2001 Stock Plan do not automatically accelerate upon termination of such named executive officers’ employment or upon a change-in-control pursuant to the terms of the 2001 Stock Plan.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation

Committee:

Robert J. Hennessey

Paul Schimmel, Ph.D.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Dr. Schimmel and Mr. Hennessey. No member of the Compensation Committee is a current or former employee of Repligen. There are no Compensation Committee interlocks between Repligen and any other entities involving any of the executive officers or directors of such entities. No interlocking relationship exists between any member of our Board or our Compensation Committee and any member of the Board of Directors or compensation committee of any other company and no such interlocking relationship has existed in the past.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected the firm of Ernst & Young LLP, independent registered public accounting firm, to serve as independent auditors for the fiscal year ending March 31, 2008. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2002. In accordance with standing policy, Ernst & Young LLP periodically changes the personnel who work on the audit of Repligen.

Fees

The following sets forth the aggregate fees billed by Ernst & Young LLP to the Company during the fiscal years ended March 31, 2007 and 2006:

Audit Fees

Fees paid for audit services were approximately $234,100 for the fiscal year ended March 31, 2007 and $190,000 for fiscal year ended March 31, 2006. These included fees associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, and fees related to filings with the SEC.

Audit Related Fees

Ernst & Young LLP billed no fees for the last two years for assurance and related services that are reasonably related to the performance of the audit or review of the financial statements and are not otherwise reported above.

Tax Fees

Total fees paid for tax services was $13,500 for the fiscal year ended March 31, 2007 and $12,500 for the fiscal year ended March 31, 2006, consisting of tax compliance and preparation fees.

All Other Fees

Ernst & Young LLP billed no additional fees for the fiscal years ended March 31, 2007 and 2006.

The Audit Committee of the Board has implemented procedures under the Company’s Audit Committee Pre-Approval Policy for Audit and Non-Audit Services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services provided to the Company are approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of Ernst & Young LLP for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before Ernst & Young LLP may provide it. Any pre-approved services exceeding the limits pre-approved by the Audit Committee must again be pre-approved by the Audit Committee. Following the effectiveness of the rules regarding audit committee pre-approval, all of the audit-related, tax and all other services provided by Ernst & Young LLP to the Company for the fiscal year ended March 31, 2007 were approved by the Audit Committee by means of a specific pre-approval or pursuant to the procedures contained in the Pre-Approval Policy. All non-audit services provided in the fiscal year ended March 31, 2007 were reviewed with the Audit Committee, which concluded that the provisions of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

In connection with the audits for the period ending March 31, 2007, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to refer to such disagreement in connection with their report.

A member of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires Repligen’s directors, officers, and holders of more than ten percent of Repligen’s Common Stock (collectively, “Reporting Persons”), to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock of Repligen. Such Reporting Persons are required by SEC regulation to furnish Repligen with copies of all Section 16(a) reports they file. Based on its review of the copies of such filings received by it with respect to the fiscal year ended March 31, 2007, the Company believes that all required persons complied with all Section 16(a) filing requirements.

OTHER BUSINESS

Management does not know of any other matters to be brought before the Annual Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the Proxies will be voted by the persons named therein in accordance with their judgment on such matters.

Even if you plan to attend the Meeting in person, please sign, date and return the enclosed Proxy promptly or vote in accordance with the instructions listed on the proxy card. A postage-paid return-addressed envelope is enclosed for your convenience. Your cooperation in giving this matter your immediate attention and in returning your proxies will be appreciated.

STOCKHOLDERS’ PROPOSALS

Repligen must receive any proposal by a stockholder of Repligen intended to be presented at the 2008 Annual Meeting of Stockholders at its principal executive office not later than March 26, 2008 in accordance with Rule 14a-8 issued under the Exchange Act for inclusion in Repligen’s proxy statement and form of proxy relating to that meeting.

If a stockholder who wishes to present a proposal at the 2008 Annual Meeting of Stockholders (which is not otherwise submitted for inclusion in the proxy statement in accordance with the preceding paragraph) fails to notify the Company by June 9, 2008 and such proposal is brought before the 2008 Annual Meeting of Stockholders, then under the SEC’s proxy rules, the proxies solicited by management with respect to the 2008 Annual Meeting of Stockholders will confer discretionary voting authority with respect to the stockholder’s proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the SEC’s proxy rules.

Any proposal intended to be presented at the 2008 Annual Meeting of Stockholders must also comply with the other requirements of the proxy solicitation rules of the SEC. In order to curtail any controversy as to the date on which a proposal was received by Repligen, it is suggested that proponents submit their proposal by Certified Mail, Return Receipt Requested or other means, including electronic means that permit them to prove date of delivery.

EXPENSES AND SOLICITATION

The cost of solicitation will be borne by Repligen, and in addition to directly soliciting stockholders by mail, Repligen may request banks and brokers to solicit their customers who have stock of Repligen registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of Repligen may also be made of some stockholders in person or by mail or telephone following the original solicitation. Repligen may, if appropriate, retain any independent proxy solicitation firm to assist Repligen in soliciting proxies. If Repligen does retain a proxy solicitation firm, Repligen would pay such firm’s customary fees and expenses which such fees would be expected to be approximately, $7,500, plus expenses.

HOUSEHOLDING

Our Annual Report, including audited financial statements for the fiscal year ended March 31, 2007, is being mailed to you along with this Proxy Statement. In order to reduce printing and postage costs, Broadridge Financial Solutions, Inc. has undertaken an effort to deliver only one Annual Report and one Proxy Statement to multiple stockholders sharing an address. This delivery method, called “householding,” is not being used, if Broadridge has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, Repligen Corporation will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written request to Repligen Corporation, 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453, (781) 250-0111, Attention: Secretary. If your household is receiving multiple copies of Repligen’s Annual Reports or Proxy Statements and you wish to request delivery of a single copy, you may send a written request to Repligen Corporation, 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453, (781) 250-0111, Attention: Secretary.

REPLIGEN CORPORATION c/o AMERICAN STOCK TRANSFER 59 MAIDEN LANE NEW YORK, NY 10038	VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Repligen Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
ANNUAL MEETING OF STOCKHOLDERS OF REPLIGEN CORPORATION September 14, 2007

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REPLIGEN CORPORATION

1.	To elect a Board of Directors for the ensuing year;

NOMINEES 01) Karen Dawes 03) Walter C. Herlihy, Ph.D. 05) Thomas F. Ryan, Jr.	02) Robert J. Hennessey 04) Alexander Rich, M.D.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for one or more nominees, mark “FOR ALL EXCEPT” and write the nominee’s number on the line below.

2.	To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 2 TO HAVE THE PROXIES VOTED UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on this account, please check the box at right and indicate your new address in the “Address Changes” space on the reverse side. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature [PLEASE SIGN WITHIN BOX] Date                                  Signature (Joint Owners)                      Date

Dear Stockholder:

Please take note of the important information enclosed with this Proxy.

Your vote counts, and you are strongly encouraged to exercise your right to vote these shares.

Please mark the boxes on the proxy card to indicate how these shares will be voted. Then, please sign the card, detach it and return your proxy in the enclosed postage paid envelope. Thank you in advance for your prompt consideration of this matter.

Sincerely,

Repligen Corporation

PROXY

REPLIGEN CORPORATION

41 SEYON STREET

BUILDING #1, SUITE 100

WALTHAM, MA 02453

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Walter C. Herlihy and Laura Whitehouse Pew, and each of them alone, proxies with full power of substitution, to vote all shares of common stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Repligen Corporation to be held on the 14th day of September, 2007 at 10:00 a.m., local time, at the offices of Repligen Corporation, 41 Seyon Street, Building #1, Suite 100, Waltham, Massachusetts 02453, and any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated July 27, 2007, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in accordance with their judgment, upon such other business as may be properly presented at the meeting and any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

Address Changes:

(If you noted any Address Changes above, please mark corresponding box on the reverse side.)

SEE REVERSE SIDE	SEE REVERSE SIDE